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                                                                    Exhibit 23.5


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Mace Security International, Inc. on Form S-3 to be filed on or about April 10, 2000 and to the use of our name as it appears under the caption "Experts" of our report dated September 18, 1999, with respect to the financial statements of Innovative Control Systems, Inc. included in Mace Security International, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999 and our report dated February 10, 2000, with respect to the financial statements of Cherry Hill Car Wash, Inc. and 1505 Associates included in Mace Security International, Inc.'s Current Report on Form 8-K dated December 29, 1999 (as amended March 9, 2000 on Form 8-K/A), both filed with the Securities and Exchange Commission.



                                      /s/ DANIEL P. IRWIN AND ASSOCIATES P.C.

Strafford-Wayne, Pennsylvania
April 10, 2000